SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549


                      -----------------------


                            FORM 8-K


                         CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): May 29, 2002
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      CAPITAL CITY BANK GROUP, INC. PROFIT SHARING 401(K) PLAN
      --------------------------------------------------------
       (Exact name of registrant as specified in its charter)

                            Florida
                   ------------------------
                   (State of Incorporation)

                            0-13358
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                   (Commission File Number)

                           59-2273542
               --------------------------------
               (IRS Employer Identification No.)

   217 North Monroe Street, Tallahassee, Florida        32301
   ---------------------------------------------      ----------
      (Address of principal executive office)         (Zip Code)

       Registrant's telephone number, including area code:
                          (850) 671-0300
                          --------------

                   CAPITAL CITY BANK GROUP, INC.

                             FORM 8-K
                          CURRENT REPORT

Item 5.  Other Matters.

On May 29, 2002, Capital City Bank Group, Inc. (the "Company"), the administrator for the Capital City Bank Group, Inc. Profit Sharing 401(k) Plan (the "Plan"), decided to no longer engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants. Accordingly, Arthur Andersen has also been dismissed as the Plan's independent auditor. In addition, on May 29, 2002, the Board of Directors of the Company engaged KPMG LLP ("KPMG") to serve as the Company's and the Plan's independent public accountants for the fiscal year 2002.

For each of the years ended December 31, 2000 and 1999, Arthur Andersen's reports on the Plan's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2000 and 1999 and through May 29, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Plan's financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Due to the status of Arthur Andersen, we have not obtained a letter stating its agreement with these statements and, as a result, no such letter is provided with this Form 8-K.

During the years ended December 31, 2000 and 1999 and through May 29, 2002, the Plan did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CAPITAL CITY BANK GROUP, INC.


Date:  September 23,  2002          By:  /s/ J. Kimbrough Davis
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                                    J. Kimbrough Davis,
                                    Executive Vice President
                                    and Chief Financial Officer